EXHIBIT 21
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                         CHATTEM, INC. AND SUBSIDIARIES
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                           SUBSIDIARIES OF THE COMPANY









NAME OF SUBSIDIARY                             STATE OR COUNTRY OF INCORPORATION
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Chattem (Canada) Inc.                                      Canada
Chattem (U.K.) Limited                                     England
HBA Indemnity Insurance, Ltd.                              Cayman Islands
Signal Investment & Management Co.                         Delaware
SunDex, LLC                                                Tennessee